EXHIBIT 99.1

Sun Healthcare Group, Inc.
Announces Public Offering of
19.3 Million Shares of Common Stock

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

        Irvine, Calif. (Aug. 3, 2010) - Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced that it plans to offer 19,300,000 shares of its common stock in an underwritten public offering through an existing shelf registration statement. In connection with the offering, Sun expects to grant the underwriters a 30-day option to purchase up to 2,895,000 additional shares of its common stock to cover any over-allotments, if applicable.

Sun intends to use the net proceeds from this offering to repay a portion of the outstanding term loans under its existing credit facility.

Jefferies & Company, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities Inc. are the joint book-running managers for this offering.

This press release does not constitute an offer to sell or a solicitation of any offer to buy the shares of Sun’s common stock described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The offering may be made only by means of the prospectus supplement and the related prospectus relating to the proposed offering, copies of which may be obtained, when available, by written request to Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, by telephone at (877) 547-6340, or by e-mail at Prospectus_Department@Jefferies.com; or Credit Suisse Securities (USA) LLC, Attention: Credit Suisse Prospectus Department, One Madison Avenue, New York, NY 10010 or by telephone at (800) 221-1037.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc.’s (NASDAQ GS: SUNH) subsidiaries provide nursing, rehabilitative and related specialty healthcare services principally to the senior population in the United States. Sun’s core business is providing, though its subsidiaries, inpatient services, primarily through 166 skilled nursing centers, 16 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers. On a consolidated basis, Sun has annual revenues of $1.9 billion and approximately 30,000 employees in 46 states. At June 30, 2010, SunBridge centers had 23,209 licensed beds located in 25 states, of which 22,427 were available for occupancy. Sun also provides rehabilitation therapy services to affiliated and non-affiliated centers through its SunDance subsidiary, medical staffing services through its CareerStaff Unlimited subsidiary and hospice services through its SolAmor subsidiary.

Forward-Looking Statements

     Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate,” "expect,” "hope,” "intend,” "may” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the Company with the Securities and Exchange Commission and include our ability to successfully complete the offering on terms and conditions satisfactory to us, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange

Commission filings. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.